Exhibit 3.7

BYLAWS

Of

ST ENTERPRISES, LTD.

ARTICLE I

Stockholders

Section 1.                                            The stockholders of this Company shall be those whose names appear on the books of the Company as holders of one or more shares of capital stock.

Section 2.                                            The annual meeting of the stockholders of the Company shall be held at the discretion of and at the call of the President of the Company so long as there is a minimum of one (1) meeting per Company fiscal year.  The meeting shall be held at the principal office of the Company, or at a place deemed suitable by the President of the Company.  The meeting shall be held for the purpose of election of the Board of Directors for the ensuing year and for the transaction of such other business as may properly come before the meeting.  The time and duration of the meeting shall be at the discretion of the President of the Company.  Notice of the annual meeting shall be mailed to each of the stockholders at his or her address as the same appears on the records of the Company at least ten (10) days prior to the meeting, but said stockholders may, by unanimous written waiver, hold a meeting at any time.

Section 3.                                            Special meetings of the stockholders may be held at any time upon the call of the President or by order of the Board of Directors, and it shall be the duty of the President to call such meeting whenever requested to do so by stockholders holding ten (10) percent of the capital stock.  Written notice of such meeting shall be mailed to each stockholder at his or her address as the same appears on the records of the Company at least ten (10) days prior to the meeting, stating therein the purpose for which the meeting is called.

Section 4.                                            The majority of the issued and outstanding voting stock of the Company must be represented in person or by proxy to constitute a quorum.  Only those shall be entitled to vote who appear as voting class stockholders upon the records of the Company.  If a quorum fails to attend, the meeting may not conduct official Company business and the stockholders must be re-notified of the purpose, place and time of said meeting as outlined in Section 2 and Section 3 of this Article of these ByLaws.

Section 5.                                            All items brought before a meeting of the stockholders shall be decided upon by a majority vote of the voting class stockholders present in person or by proxy.  Each voting class stockholder shall be entitled to one vote for each share of stock in his or her name as it appears on the records of the Company.  All the meetings of the stockholders shall be presided over by the President and at all meetings of the stockholders, the President may vote.  In the absence of the President, the Chairman of the Board of Directors shall preside and shall have all the powers herein conferred upon the President, when acting as the presiding officer of the meeting.

ARTICLE II

Directors

Section 1.                                            The affairs of the Company shall be under the management of the Board of Directors and such officers and agents as said Board may elect or employ.  The Board of Directors shall be at least three (3) but no more than five (5) in number.  Said Directors shall be elected at each annual meeting of the stockholders, and shall hold office until the next annual meeting, or until the election of their successors.

Section 2.                                            Vacancies in the Board shall be filled by the Board of Directors.  The person elected shall hold office until the next annual meeting, when the vacancy shall be filled as usual.

Section 3.                                            The Board of Directors shall, as soon after the annual meeting as it is convenient to do so, elect from their number a Chairman, President, Secretary and Treasurer.  The office of Treasurer may be combined with any other office.

Section 4.                                            The Board of Directors shall hold its meeting at such time and place as it may designate.  A special meeting may be called at any time by the President or any two Directors and notice of the meeting shall be given by mailing notice thereof to each director three (3) days before such meeting, but said Directors may, by unanimous written waiver, hold a meeting at any time.

Section 5.                                            The Chairman shall preside over all meetings of the Directors, however, in his absence, the President shall preside.  A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business.  Any question coming before the Board shall be determined by a majority of those present.  Each Director shall be entitled to one (1) vote.

ARTICLE III

Duties and Powers of Directors

Section 1.                                            The Board of Directors shall have the power to buy and sell real estate, to borrow money and to enter into contracts of any nature which are necessary for the development or the operation of the Company’s business or progress.

Section 2.                                            The Board of Directors shall have the power to employ and discharge all employees and agents as necessary for the successful operation of the Company.  The Board shall designate a depository for the safekeeping of the funds and valuables of the Company and shall appoint the person or persons who shall have the authority to make deposits and withdrawals of said funds and valuables.  The Board shall keep or cause to be kept a complete set of books and records which will reflect at all times the true state of condition of the Company and shall cause said records to be examined at regular intervals in order to insure their accuracy.  The Board shall see that all rules and regulations of the United States Government or any agency thereof or the State of Kansas or any agency thereof are complied with when such rules and regulations are applicable to this Company.

Section 3.                                            The compensation of the Directors, officers and all other employees and agents of the Company shall be set by resolution adopted at any meeting of the Board of Directors.  The Board of Directors may delegate the authority to set the compensation level for all employees and agents of the Company, except that of the General Manager, to a General Manager, who shall be appointed by them.

Section 4.                                            The Board of Directors shall have the express authority to purchase and hold shares of the Company’s common and preferred stock.  The Board of Directors shall vote the shares of the voting class stock that are held by the Treasurer at the annual or special meetings of the stockholders.  The Board of Directors shall have the power to resell the shares of stock held at a price not less than was originally paid for the shares, based upon an average cost per share held or to cancel said stock and remove it from the issued status on the Company’s books of record.  If the Board of Directors tenders an offer to purchase the outstanding shares of stock, the offer must first go to the stockholders.  The offer to purchase must be made on a nondiscriminatory basis to all holders of a given class of stock and all purchases must be for an equal dollar per share amount.  The amount that can be offered per share for the preferred class of stock is One Hundred Ten (110) percent of par value plus any accumulated dividends that have not been paid at the time of the offer.  The amount that can be offered per share to the common stockholders may not be more than the book value of the common stock at the date of the offer.

Section 5.                                            The Board of Directors may delegate any of the authority granted it in this section, with the exception of that power of delegation granted in Section 3 of this Article, to a General Manager, who shall be appointed by them or to the Board Chairman.

ARTICLE IV

Capital Stock

Section 1.                                            All certificates of stock shall be signed by the President and the Secretary of the Corporation and shall be attested by the corporate seal.

Section 2.                                            No stockholder shall sell his or her shares of the corporate stock without offering his or her shares first to the Corporation and, if refused by the Corporation, then to the remaining shareholders, such offer to be at the same price and on the same terms and conditions as proposed to the selling shareholder.  Such offer to the remaining stockholders shall be on a pro rata basis to all stockholders, but if a stockholder does not buy all of the shares offered to him, then the remaining shareholders shall have the right to buy all the shares on a pro rata basis.  Nothing in this paragraph shall preclude the Corporation or the stockholders from entering into a separate buy-sell agreement.

Section 3.                                            All surrendered certificates shall be marked with the word “CANCELLED” and the date of cancellation by the Secretary or his designate and shall be immediately attached into the stockbook opposite the memorandum of their issue.

ARTICLE V

Indemnification of Officers,
Directors, Employees and Agents

Section 1.                                            The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 2.                                            The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 3.                                            To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

Section 4.                                            Any indemnification under Sections 1 and 2 above, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in Sections 1 and 2, above.  Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

Section 5.                                            Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the Corporation as authorized in the sections of this Article.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Section 6.                                            The indemnification and advancement of expenses provided by, or granted pursuant to, the sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provisions of the Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office.

Section 7.                                            The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

Section 8.                                            For purposes of this Article, reference to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 9.                                            For purposes of this Article of these bylaws, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 10.                                      The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VI

Miscellaneous

Section 1.                                            The seal of the Company shall be circular in form, with the words “ST ENTERPRISES, LTD.” on the circumference, and the lettering in the center shall be “CORPORATE SEAL.”

Section 2.                                            The ByLaws of this Company may be amended, altered, modified or added to by the vote of the voting class stockholders holding a majority of the voting class stock of the Company, present in person or by proxy at any annual or special meeting of the stockholders.

I, the undersigned President of ST ENTERPRISES, LTD., hereby certify the foregoing ByLaws, consisting of twelve (12) pages to be the amended ByLaws adopted by the Board of Directors of said Corporation on the 23rd day of June, 1992, and approved by the stockholders of the Corporation on the 23rd day of June, 1992.

/s/ Joe Ellzey
JOE ELLZEY
President